                                                                    Exhibit 99.1

[AIR PRODUCTS LOGO]                                                News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501

                 AIR PRODUCTS REPORTS SECOND QUARTER EPS OF $.75

Access the Q2 earnings teleconference scheduled for 11:00 a.m. Eastern Time (ET) on April 27 by calling (719) 457-2625 and entering passcode 3026254, or listen on the web: www.airproducts.com/Invest/financialnews/EarningsReleases.htm.

LEHIGH VALLEY, Pa. (April 27, 2005) - Air Products (NYSE:APD) today reported net income of $175 million or diluted earnings per share (EPS) of $.75 for its second fiscal quarter ended March 31, 2005. Net income increased 24 percent and diluted EPS was up 21 percent compared with the prior year.

Record quarter revenues of $2,003 million were up eight percent over the prior year, driven mainly by higher volumes across the Gases segment and higher pricing in Chemicals. Operating income of $252 million was up 20 percent from the prior year, principally driven by volume gains and lower costs from ongoing productivity projects.

John P. Jones, Air Products' chairman and chief executive officer, said, "This is the fifth consecutive quarter we improved our return on capital and posted a greater than 20 percent earnings per share increase. Strong volume gains in Gases and Equipment coupled with significant improvement in our Chemicals business produced those results. By loading our assets and delivering on productivity commitments, we increased our operating margin to 12.6 percent. We also generated strong cash flows, announced a $500 million share repurchase program and increased our dividend for the 23rd consecutive year."

Gases segment sales of $1,412 million increased 10 percent over the prior year. Increased volumes in North America and Asia base gases, refinery hydrogen, electronics and homecare contributed six percent of the growth, while favorable currency and homecare acquisitions contributed the remainder. Operating income of $207 million increased nine percent over the prior year, driven by higher volumes.

Chemicals segment sales of $499 million were up three percent versus the prior year on improved pricing to recover higher raw material and energy costs, offset by the impact of divestitures within the past year. Operating income of $45 million increased 30 percent over the prior year on lower costs and improved pricing.

Equipment segment revenues of $93 million rose four percent over the prior year, mainly on higher LNG sales. Operating income of $8 million was significantly higher. In addition, the company recently announced two new orders for its proprietary AP-X(TM) LNG heat exchangers, bringing the year-to-date total to four.

                                     -more-

Looking forward, Mr. Jones said, "We still expect continued volume gains during our second half, particularly in our refinery hydrogen, equipment and homecare businesses, despite general concerns about slowing growth in manufacturing. We will continue to focus on productivity as well as pricing improvements to address increases in raw material and energy costs."

The company projects a full-year EPS range of $3.00 to $3.15 and a third fiscal quarter EPS range of $.77 to $.82.

Air Products (NYSE:APD) serves customers in technology, energy, healthcare and industrial markets worldwide with a unique portfolio of products, services and solutions, providing atmospheric gases, process and specialty gases, performance materials and chemical intermediates. Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives. The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment and is listed in the Dow Jones Sustainability and FTSE4Good Indices. The company has annual revenues of $7.4 billion, operations in over 30 countries, and nearly 20,000 employees around the globe. For more information, visit www.airproducts.com.

NOTE: The forward-looking statements contained in this release are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Factors that might cause forward-looking statements to differ materially from actual results include those specifically referenced as future events or outcomes that the company anticipates, as well as, among other things, overall economic and business conditions different than those currently anticipated and demand for Air Products' goods and services during that time; competitive factors in the industries in which it competes; interruption in ordinary sources of supply; the ability to recover unanticipated increased energy and raw material costs from customers; uninsured litigation judgments or settlements; spikes in the pricing of natural gas; changes in government regulations; consequences of acts of war or terrorism impacting the United States' and other markets; charges related to currently unplanned portfolio management and cost reduction actions; the success of implementing cost reduction programs; the timing, impact and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the impact of tax and other legislation and regulations in jurisdictions in which Air Products and its affiliates operate; the impact of new financial accounting standards, including the expensing of employee stock options; and the timing and rate at which tax credits can be utilized.

Please review the attached financial tables, including the Summary of Consolidated Financial Information:

                                     -more-

                        AIR PRODUCTS AND CHEMICALS, INC.
                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

(Millions of dollars, except for share data)

                                     Three Months Ended              Six Months Ended
                                        31 March                        31 March
                                   2005            2004            2005            2004
                                   ----            ----            ----            ----
Sales                           $   2,003.3     $   1,856.5     $   3,994.3     $   3,541.4

Net Income                      $     175.3     $     141.2     $     342.1     $     273.0

Basic Earnings Per Share        $       .77     $       .63     $      1.51     $      1.23

Diluted Earnings Per Share      $       .75     $       .62     $      1.47     $      1.20
                                -----------     -----------     -----------     -----------
Capital Expenditures            $     227.1     $     198.2     $     493.9     $     379.3

Depreciation and Amortization   $     177.1     $     176.6     $     356.5     $     351.0
                                -----------     -----------     -----------     -----------

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                         CONSOLIDATED INCOME STATEMENTS
                                   (Unaudited)

(Millions of dollars, except for share data)

                                          Three Months Ended         Six Months Ended
                                              31 March                  31 March
                                         2005         2004         2005         2004
                                         ----         ----         ----         ----
SALES                                 $   2,003.3  $   1,856.5  $   3,994.3  $   3,541.4
COSTS AND EXPENSES
Cost of sales                             1,468.9      1,369.6      2,944.4      2,599.8
Selling and administrative                  257.2        250.4        510.0        481.8
Research and development                     33.1         32.0         66.2         62.0
Other (income) expense, net                  (8.1)        (5.6)       (16.8)       (11.1)
                                      -----------  -----------  -----------  -----------
OPERATING INCOME                            252.2        210.1        490.5        408.9
Equity affiliates' income                    25.2         22.0         50.7         41.6
Interest expense                             29.8         32.3         57.6         63.2
                                      -----------  -----------  -----------  -----------
INCOME BEFORE TAXES AND                     247.6        199.8        483.6        387.3
    MINORITY INTEREST
Income tax provision                         67.8         54.9        132.7        106.2
Minority interest (a)                         4.5          3.7          8.8          8.1
                                      -----------  -----------  -----------  -----------
NET INCOME                            $     175.3  $     141.2  $     342.1  $     273.0
                                      ===========  ===========  ===========  ===========
BASIC EARNINGS PER
   COMMON SHARE                       $       .77  $       .63  $      1.51  $      1.23
                                      -----------  -----------  -----------  -----------
DILUTED EARNINGS PER
   COMMON SHARE                       $       .75  $       .62  $      1.47  $      1.20
                                      -----------  -----------  -----------  -----------
WEIGHTED AVERAGE OF COMMON
   SHARES OUTSTANDING
    (in millions)                           228.1        223.7        227.3        222.8
                                      -----------  -----------  -----------  -----------
WEIGHTED AVERAGE OF COMMON
   SHARES OUTSTANDING ASSUMING
   DILUTION (in millions)                   234.3        228.8        233.2        227.9
                                      -----------  -----------  -----------  -----------
DIVIDENDS DECLARED PER
   COMMON SHARE - Cash                $       .32  $       .23  $       .61  $       .46
                                      -----------  -----------  -----------  -----------

(a) Minority interest primarily includes before-tax amounts.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

(Millions of dollars)

                                                                  31 March       30 September
                                                                    2005             2004
                                                                    ----             ----
ASSETS
CURRENT ASSETS
Cash and cash items                                              $     410.9     $     146.3
Trade receivables, less allowances for doubtful accounts             1,490.9         1,454.7
Inventories and contracts in progress                                  592.3           577.2
Other current assets                                                   277.1           238.7
                                                                 -----------     -----------
TOTAL CURRENT ASSETS                                                 2,771.2         2,416.9
                                                                 -----------     -----------
INVESTMENTS IN NET ASSETS OF AND ADVANCES TO EQUITY AFFILIATES         672.8           629.8
PLANT AND EQUIPMENT, at cost                                        12,752.1        12,201.5
Less accumulated depreciation                                        6,906.1         6,499.3
                                                                 -----------     -----------
PLANT AND EQUIPMENT, net                                             5,846.0         5,702.2
                                                                 -----------     -----------
GOODWILL                                                               916.9           830.5
INTANGIBLE ASSETS, net                                                 102.4           101.4
OTHER NONCURRENT ASSETS                                                398.0           359.6
                                                                 -----------     -----------
TOTAL ASSETS                                                     $  10,707.3     $  10,040.4
                                                                 ===========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Payables and accrued liabilities                                 $   1,321.3     $   1,319.6
Accrued income taxes                                                   127.6           105.9
Short-term borrowings and current portion of long-term debt            396.5           280.1
                                                                 -----------     -----------
TOTAL CURRENT LIABILITIES                                            1,845.4         1,705.6
                                                                 -----------     -----------
LONG-TERM DEBT                                                       2,115.0         2,113.6
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES                         864.4           820.3
DEFERRED INCOME TAXES                                                  786.3           788.0
                                                                 -----------     -----------
TOTAL LIABILITIES                                                    5,611.1         5,427.5
                                                                 -----------     -----------
MINORITY INTEREST IN SUBSIDIARY COMPANIES                              186.1           168.9
                                                                 -----------     -----------
TOTAL SHAREHOLDERS' EQUITY                                           4,910.1         4,444.0
                                                                 -----------     -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $  10,707.3     $  10,040.4
                                                                 ===========     ===========

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

(Millions of dollars)

                                                                          Six Months Ended
                                                                             31 March
                                                                         2005         2004
                                                                         ----         ----
OPERATING ACTIVITIES
Net Income                                                             $  342.1     $  273.0
Adjustments to reconcile income to cash provided by operating activities:
    Depreciation and amortization                                         356.5        351.0
    Deferred income taxes                                                  18.5         39.9
    Undistributed earnings of unconsolidated affiliates                   (27.3)       (25.6)
    Gain on sale of assets and investments                                 (7.1)           -
    Other                                                                  43.2         32.7
                                                                       --------     --------
       Subtotal                                                        $  725.9     $  671.0

Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
    Trade receivables                                                       4.6       (131.3)
    Inventories and contracts in progress                                 (12.8)       (10.4)
    Payables and accrued liabilities                                      (52.0)       (81.8)
    Other                                                                   4.4        (75.5)
                                                                       --------     --------
CASH PROVIDED BY OPERATING ACTIVITIES                                     670.1        372.0
                                                                       --------     --------
INVESTING ACTIVITIES
   Additions to plant and equipment (a)                                  (427.7)      (327.7)
   Investment in and advances to unconsolidated affiliates                 (4.7)        (3.9)
   Acquisitions, less cash acquired (b)                                   (58.6)       (44.8)
   Proceeds from sale of assets and investments                            34.1          9.3
   Other                                                                     .3          (.5)
                                                                       --------     --------
CASH USED FOR INVESTING ACTIVITIES                                       (456.6)      (367.6)
                                                                       --------     --------
FINANCING ACTIVITIES
   Long-term debt proceeds                                                457.6        147.3
   Payments on long-term debt                                            (396.3)      (152.3)
   Net increase in commercial paper and short-term borrowings               5.1         74.0
   Dividends paid to shareholders                                        (131.3)      (102.2)
   Proceeds from stock option exercises                                   113.7         89.4
                                                                       --------     --------
CASH PROVIDED BY FINANCING ACTIVITIES                                      48.8         56.2
                                                                       --------     --------
Effect of Exchange Rate Changes on Cash                                     2.3          5.5
                                                                       --------     --------
Increase in Cash and Cash Items                                           264.6         66.1
Cash and Cash Items - Beginning of Year                                   146.3         76.2
                                                                       --------     --------
Cash and Cash Items - End of Period                                    $  410.9     $  142.3
                                                                       ========     ========

(a) Excludes capital lease additions of $2.3 and $2.9 in 2005 and 2004, respectively.

(b)   Excludes $.6 of capital lease obligations assumed in acquisitions in 2005.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

SHARE-BASED PAYMENTS

In the financial statements for the first six months of 2005, the company has applied Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," in accounting for its stock option plans. Accordingly, no compensation expense has been recognized for employee stock options. In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), "Share-Based Payment," which requires companies to expense the grant-date fair value of stock options for interim periods beginning after 15 June 2005. In April 2005, the Securities and Exchange Commission amended the compliance date to fiscal years beginning after 15 June 2005. The company is planning to adopt SFAS No. 123R on 1 October 2005 and restate prior periods.

LITIGATION

In July 2003, Honeywell International, Inc. and GEM Microelectronics Materials, LLC ("Honeywell") filed suit against the company alleging breach of contract resulting from the termination of a strategic alliance agreement dated 1 October 1998. On 6 August 2004, the Delaware Chancery Court decided that the company must pay damages in the amount of $8.1. The amount was recorded against previously established accruals. Honeywell filed an appeal of the court's decision and the company filed a cross appeal. On 29 March 2005, the Delaware Supreme Court affirmed the Delaware Chancery Court opinion in part and reversed in part, ruling that Honeywell was entitled to a recalculation of the award based upon five years of damages versus two years used for the 6 August 2004 judgment. On 13 April 2005, the company filed a motion with the Delaware Supreme Court to reconsider the ruling. The company does not expect that any sum it may have to pay in connection with this matter will have a material adverse effect on the consolidated financial condition, liquidity, or results of operations.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY BUSINESS SEGMENTS
                                   (Unaudited)

(Millions of dollars)

                                                       Three Months Ended           Six Months Ended
                                                           31 March                    31 March
                                                     2005           2004          2005         2004
                                                     ----           ----          ----         ----
Revenues from external customers
  Gases                                            $  1,411.8    $  1,284.9    $  2,854.5    $  2,488.4
  Chemicals                                             498.9         482.7         959.6         892.8
  Equipment                                              92.6          88.9         180.2         160.2
                                                   ----------    ----------    ----------    ----------
  Segment and Consolidated Totals                  $  2,003.3    $  1,856.5    $  3,994.3    $  3,541.4
                                                   ----------    ----------    ----------    ----------

Operating income
  Gases                                            $    206.8    $    189.4    $    426.6    $    371.7
  Chemicals                                              45.0          34.7          65.0          59.2
  Equipment                                               7.9           (.2)         13.9           (.5)
                                                   ----------    ----------    ----------    ----------
  Segment Totals                                        259.7         223.9         505.5         430.4
                                                   ----------    ----------    ----------    ----------
  Corporate research and development and                 (7.5)        (13.8)        (15.0)        (21.5)
    other income (expense)
                                                   ----------    ----------    ----------    ----------
  Consolidated Totals                              $    252.2    $    210.1    $    490.5    $    408.9
                                                   ----------    ----------    ----------    ----------

Equity affiliates' income
  Gases                                            $     22.5    $     19.0    $     45.1    $     36.7
  Chemicals                                               2.7           2.9           5.6           4.8
  Equipment                                                 -            .1             -            .1
                                                   ----------    ----------    ----------    ----------
  Segment and Consolidated Totals                  $     25.2    $     22.0    $     50.7    $     41.6
                                                   ----------    ----------    ----------    ----------

(Millions of dollars)

                             31 March    30 September
                               2005          2004
                               ----          ----
Identifiable assets (a)
  Gases                     $   7,677.0   $  7,339.8
  Chemicals                     1,389.7      1,402.5
  Equipment                       220.7        226.4
                            -----------   ----------
  Segment Totals                9,287.4      8,968.7
                            -----------   ----------
  Corporate assets                747.1        441.9
                            -----------   ----------
  Consolidated Totals       $  10,034.5   $  9,410.6
                            -----------   ----------

(a) Identifiable assets are equal to total assets less investments in equity affiliates.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY GEOGRAPHIC REGIONS
                                   (Unaudited)

(Millions of dollars)

                                        Three Months Ended          Six Months Ended
                                           31 March                    31 March
                                        2005         2004         2005        2004
                                        ----         ----         ----        ----
Revenues from external customers
  United States                      $  1,150.0   $  1,043.1   $  2,288.9   $  1,986.3
  Canada                                   17.3         21.5         35.8         41.1
                                     ----------   ----------   ----------   ----------
      Total North America               1,167.3      1,064.6      2,324.7      2,027.4
                                     ----------   ----------   ----------   ----------
  United Kingdom                          140.0        178.2        294.2        325.6
  Spain                                   114.5        108.1        230.1        213.1
  Other Europe                            309.0        282.6        604.8        536.9
                                     ----------   ----------   ----------   ----------
      Total Europe                        563.5        568.9      1,129.1      1,075.6
                                     ----------   ----------   ----------   ----------
  Asia                                    232.7        181.3        462.3        353.1
  Latin America                            39.8         41.7         78.2         85.3
                                     ----------   ----------   ----------   ----------
Total                                $  2,003.3   $  1,856.5   $  3,994.3   $  3,541.4
                                     ----------   ----------   ----------   ----------

Note: Geographic information is based on country of origin. The Other Europe segment operates principally in Belgium, France, Germany and the Netherlands. The Asia segment operates principally in China, Japan, Korea and Taiwan.

                                      # # #

MEDIA INQUIRIES:

      Katie McDonald, tel: (610) 481-3673; e-mail: mcdonace@airproducts.com

INVESTOR INQUIRIES:

      Phil Sproger tel: (610) 481-7461; e-mail: sprogepc@airproducts.com